                                 AMENDMENT NO. 2
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of September 30, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated April 30, 2004, between A I M Advisors, Inc., hereinafter "Adviser," 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and INVESCO Institutional (N.A.), Inc. "Sub-Adviser," 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

                              W I T N E S S E T H:

         WHEREAS, the parties entered into the Contract with respect to AIM V.I. Real Estate Fund, INVESCO VIF - Core Equity Fund, INVESCO VIF - Financial Services Fund, INVESCO VIF - Health Sciences Fund, INVESCO VIF - Leisure Fund, INVESCO VIF - Small Company Growth Fund, INVESCO VIF - Technology Fund, INVESCO VIF - Total Return Fund and INVESCO VIF - Utilities Fund, series portfolios of AIM Variable Insurance Funds; and

         WHEREAS, the parties desire to amend the Contract to terminate the sub-advisory services with respect to INVESCO VIF - Financial Services Fund, INVESCO VIF - Health Sciences Fund, INVESCO VIF - Leisure Fund, INVESCO VIF - Small Company Growth Fund, INVESCO VIF - Technology Fund and INVESCO VIF - Utilities Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

AIM VARIABLE INSURANCE FUNDS

         AIM V.I. Real Estate Fund

         INVESCO VIF - Core Equity Fund

         INVESCO VIF - Total Return Fund"

         2. In all other respects, the Contract is hereby confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                      INVESCO INSTITUTIONAL (N.A.), INC.


Adviser                                   Sub-Adviser

By:     /s/ Mark H. Williamson            By:    /s/ Jeffrey H. Kupor
        ----------------------------             -------------------------------

Name:      Mark H. Williamson             Name:  Jeffrey H. Kupor
       -----------------------------             -------------------------------

Title:         President                  Title:  General Counsel and Secretary
        ----------------------------              ------------------------------


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